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                                                                  EXHIBIT 10(q)


                     HUMANA OFFICERS' TARGET RETIREMENT PLAN

                           AMENDED AND RESTATED AS OF

                                 JANUARY 1, 1995


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                     HUMANA OFFICERS' TARGET RETIREMENT PLAN
                           AMENDED AND RESTATED AS OF
                                 JANUARY 1, 1995

     WHEREAS, on May 10, 1990, Humana Inc. ("Humana"), a Delaware corporation with its principal place of business in Louisville, Kentucky ("Sponsoring Employer"), adopted the Humana Officers' Target Retirement Plan ("Plan"), and

     WHEREAS, the Board of Directors of the Sponsoring Employer desires to amend the Plan, and has authorized and approved the amendment and restatement of the Plan provided for herein,

     NOW, THEREFORE, the Sponsoring Employer, pursuant to the right to amend in
Article 8, hereby approves and adopts this amendment and restatement of the Plan effective January 1, 1995, which should read as follows:

                                    ARTICLE 1

                        PURPOSE AND APPLICABILITY OF PLAN

     1.01 The purpose of the Plan shall be to provide supplemental retirement benefits to Participants upon the terms and conditions and subject to the limitations contained herein.

     1.02 The provisions of the Plan shall apply only to persons who are Officers of the Sponsoring Employer or other key management employees designated by the Committee on and after the Effective Date.

                                    ARTICLE 2

                                   DEFINITIONS

     As used herein the following words and phrases shall have the meanings specified below, unless a different meaning is plainly required by context. The meaning of any term not specifically defined below will be governed by the definition in the Humana Retirement and Savings Plan.

     2.01 The term "Attained Age" shall mean, unless clearly indicated to the contrary, the age of a Participant as of the Participant's last birthday.

     2.02 The term "Average Participating Compensation" shall mean the average of Participating Compensation as determined using the highest three (3) Plan Years of the Participant's last five (5) Plan Years (including any partial Plan
Year) coincident with or preceding the Participant's Early or Normal Retirement Date, Disability Retirement Date, Late


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Retirement Date, date of death or Change in Control. If the Participant has fewer than three (3) full Plan Years of Participating Compensation, Average Participating Compensation shall be based on the number of full Plan Years that the Participant has Participating Compensation.

     2.03 The term "Annual Retirement Benefit" shall mean an amount equal to the Participant's Average Participating Compensation multiplied by the lesser of (i) fifty percent (50%), or (ii) a percentage equal to 1.67% times the Participant's Service.

     2.04 The term "Beneficiary and Secondary Beneficiary" shall mean the person or persons (or an estate or trust) as set forth under the Employer Retirement Account.

     2.05 The term "Board of Directors" shall mean the Board of Directors of the Sponsoring Employer.

     2.06 The term "Change in Control" shall mean the following:

          A) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any Person (as the term "Person" is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or (2) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (B) the Company or any Subsidiary, or (C) any Person in connection with a Non-Control Transaction (as hereinafter defined).

          B) The individuals who, as of the date of this Plan, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds (2/3) of the Board; provided, however, that if the election or nomination for election by the Company's stockholders of any new director was approved by a vote of at least two-thirds (2/3) of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened Election Contest (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

          C) Approval by stockholders of the Company of:

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             i) A merger, consolidation or reorganization involving the Company, unless;

                (a) The stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization or the ultimate entity controlling such corporation (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                (b) The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds (2/3) of the members of the board of directors of the Surviving Corporation and no agreement, plan or arrangement is in place to change the composition of the board following the merger, consolidation or reorganization; and

                (c) No Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then-outstanding Voting Securities) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then-outstanding Voting Securities;

                (d) A transaction described in clauses (a) through (c) shall herein be referred to as a "Non-Control Transaction."

             ii) A complete liquidation or dissolution of the Company; or

             iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person ("Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Sponsoring Employer which, by reducing the number of Voting Securities outstanding, increases the proportional number of Shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Sponsoring Employer, and after such share acquisition by the Sponsoring Employer, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

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     2.07 The term "Code" shall mean the Internal Revenue Code of 1986, as it has been and may be amended from time to time. Reference to any section of the Code shall include any provision which is a successor thereto.

     2.08 The term "Committee" shall mean the Compensation Committee of the Board of Directors.

     2.09 The term "Current Compensation" shall mean the Participant's current annual base salary, plus the maximum percentage of base salary which the Participant could receive based on any incentive compensation or bonus plan in which he/she participates.

     2.10 The term "Disability Retirement Date" shall mean the date a Participant's employment is terminated due to Total and Permanent Disability.

     2.11 The term "Disabled Participant" shall mean any Participant who has been credited with at least ten (10) Years of Service and who is Totally and Permanently Disabled.

     2.12 The term "Disability Payment" shall mean Monthly Retirement Income due a Disabled Participant.

     2.13 The term "Early Retirement Date" shall mean, for each Participant who has been credited with at least ten (10) Years of Service and whose Attained Age is at least fifty-five (55), the first day of the month immediately following or coinciding with the date such Participant shall retire prior to the Participant's Normal Retirement Date.

     2.14 The term "Effective Date" shall mean May 10, 1990.

     2.15 The term "Humana SERP" shall mean the Humana Supplemental Executive Retirement Plan as it may be amended from time to time.

     2.16 The term "Retirement Account and SERP Benefit" shall mean an amount equal to the life annuity equivalent of the account balances in the Retirement Account in the Humana Retirement and Savings Plan and the Humana SERP, using a conversion factor based upon an interest rate of eight percent (8%) and the 1983 GAM table with no setback.

     2.17 The term "Late Retirement Date" shall mean the first day of any month subsequent to the Participant's Normal Retirement Date coinciding with or immediately following the date the Participant terminates employment for any reason other than death.

     2.18 The term "Monthly Retirement Income" shall mean a monthly income due a Retired Participant which shall commence as of his Early, Normal or Late Retirement Date, or the commencement date of payments due to disability.

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     2.19 The term "Normal Retirement Date" shall mean the first day of the month coinciding with or immediately following the Participant's sixty-fifth
(65th) birthday.

     2.20 The term "Officer" shall mean the Chief Executive Officer, President, all Vice-Presidents, Secretary and Treasurer of the Sponsoring Employer who have been duly elected as officers of the Sponsoring Employer by the Board of Directors.

     2.21 The term "Participant" shall mean any Officer of the Sponsoring Employer or other key management employee who has become a Participant as provided in Article 3 hereof.

     2.22 The term "Participating Compensation" shall mean the Participant's annual base salary in effect for the first full pay period in the Plan Year, plus any incentive compensation or bonus earned by the Participant in the immediately preceding Plan Year and payable during the current Plan Year, whether or not actually paid to the Participant during the Plan Year.

     2.23 The term "Plan Administrator" shall mean the Sponsoring Employer.

     2.24 The term "Plan Year" shall mean the twelve (12) month period commencing on the first day of January and ending on the last day of the immediately following December.

     2.25 The term "Primary Insurance Amount" as of any date shall mean the monthly amount of old age benefits payable to a Participant commencing at the Participant's unreduced Social Security retirement age. The amount will be calculated based on the Social Security Act in effect as of the date of calculation, without regard to any dependent benefits.

     2.26 The term "Retired Participant" shall mean any Participant who has retired from Humana and who is receiving a Monthly Retirement Income.

     2.27 The term "Retirement and Savings Plan" shall mean the Humana Retirement and Savings Plan adopted effective as of the Distribution Date, as it may be amended from time to time or its successor plan.

     2.28 The term "Retirement Account" shall mean the Retirement Account in the Humana Retirement and Savings Plan.

     2.29 The term "Service" shall mean all years and completed months of Service with the Sponsoring Employer or any corporation which is a member of the "affiliated group" (as defined in Section 1054(a) of the Code) of the Sponsoring Employer.

     2.30 The term "Sponsoring Employer" shall mean Humana Inc., a Delaware corporation.

     2.31 The term "Spouse" shall mean the legally married spouse of the Participant at the Participant's date of death; provided, however, that for purposes of Section 4.04(b), "Spouse"

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shall mean the legally married spouse of the Participant at the earlier of the
Participant's date of death or commencement of benefits under that section.

     2.32 The term "Target Plan" or "Plan" shall mean the Humana Officers' Target Retirement Plan provided for herein, as it may be amended from time to time.

     2.33 The term "Total and Permanent Disability" shall mean a physical or mental condition that renders the Participant eligible for disability benefits under the Retirement and Savings Plan.

                                    ARTICLE 3

                            PARTICIPATION IN THE PLAN

     3.01 Each person who is an Officer of the Sponsoring Employer on and after the Effective Date or a key management employee designated by or at the direction of the Committee shall be a Participant in this Plan to the extent of the benefits provided herein.

     3.02 Each Officer or key management employee designated hereunder shall be notified upon becoming a Participant.

                                    ARTICLE 4

                                RETIREMENT INCOME

     4.01 When a Participant retires on his Normal Retirement Date, he shall be entitled to receive a Monthly Retirement Income under this Plan in an amount provided in Section 4.01(a), reduced by the amounts provided in Section 4.01(b) and (c).

     4.01(a) An amount equal to one twelfth (1/12) of the Participant's Annual
             Retirement Benefit.

     4.01(b) The amount provided in 4.01(a) shall be reduced by the Retirement
             Account and Humana SERP Benefit.

     4.01(c) The amount provided in 4.01(a) shall also be reduced by the Participant's Primary Insurance Amount; provided that in the case of a Participant taking Early Retirement, such reduction shall only apply when the Participant is eligible for an unreduced Primary Insurance Amount.

     4.02 A Participant may remain in the employ of the Sponsoring Employer after his Normal Retirement Date, in which event no Monthly Retirement Income shall be paid until the

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Participant's Late Retirement Date. The benefit payable at the Participant's
Late Retirement Date shall be equal to the amount as determined in Section 4.01 except that the Participant's Average Participating Compensation, Years of Service, Retirement Account and Humana SERP Benefit and Primary Insurance Amount shall be determined as of the Participant's Normal or Late Retirement Date, whichever would produce the greater benefit under this Plan. In no event, however, will the Participant's Annual Retirement Benefit exceed fifty percent (50%) of his Average Participating Compensation as of his Normal or Late Retirement Date, whichever is greater.

     4.03 Upon the written application of the Participant received by the Plan Administration, a Participant whose Attained Age is at least fifty-five (55) and who has been credited with at least ten (10) Years of Service shall be retired as of an Early Retirement Date. Commencing at his Early Retirement Date, such Participant shall be entitled to a benefit computed in accordance with Section 4.01; provided, that the amount set forth in Section 4.01(a) shall be reduced by two/twelfths percent (2/12%) of that amount for each full month that payments commence prior to the Participant's Normal Retirement Date to a maximum reduction not to exceed twenty percent (20%). Such reduction shall not apply in the event of a Change in Control. A Participant taking an Early Retirement Benefit may also request an alternate form of distribution in accordance with
Section 4.04.

     4.04 The basic form of payment of the Annual Retirement Benefit shall be a Monthly Retirement Income specified in Section 4.01 which shall be paid on a monthly basis commencing on the Participant's Disability, Early, Normal or Late Retirement Date, payable for the life of the Participant.

     A Participant may request the Committee to approve an alternate form of payment of the benefits under this Plan. Such request shall be in writing and shall be filed at least sixty (60) days before the payment is to be made or commenced. Once a request is approved, it shall be binding on the Participant. Alternative forms of payment are as follows:

     4.04(a) A monthly income payable to the Participant for either sixty (60), one hundred and twenty (120), one hundred and eighty (180), or two hundred and forty (240), payments guaranteed. Upon the Participant's death, distribution of his remaining benefit, if any, shall be made to the Participant's Beneficiary or Secondary Beneficiary.

     4.04(b) A monthly income payable for the lifetime of the Participant, with one-half (1/2) of such amount continuing to the Participant's Spouse after the Participant's death, for the lifetime of the Spouse.

     4.04(c) A single sum payment to the Participant.

     4.04(d) Any other form of payment which is actuarially equivalent and is approved by the Committee.

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     If the single sum value of the Participant's Monthly Retirement Income is less than fifty thousand dollars ($50,000), the benefit shall be paid to the Participant as a single sum.

     The alternate forms as provided in 4.04(a), (b) and (c) above, shall be determined using the same conversion factor as is used to determine the Retirement Account and SERP Benefit as defined in Section 2.16.

     4.05 If a Participant who has been credited with at least ten (10) Years of Service should die before benefit payments under the Plan commence, a death benefit shall be payable. Such death benefit shall be equal to the present value of the Participant's monthly retirement income as of the Participant's date of death calculated in accordance with this Article 4 as if the Participant had retired on his date of death; provided, however, that the reduction for the Primary Insurance Amount set forth in Section 4.01(c) shall not apply. Such death benefit shall be paid to the Participant's Beneficiary as a single sum in accordance with the provisions of Section 4.04(c).

     If a death benefit is payable under this Article 4, and the designated Beneficiary has predeceased the Participant, the death benefit shall be paid to the Secondary Beneficiary. If neither the Beneficiary nor the Secondary Beneficiary is living at the time of the death of the Participant, or if there is not a valid Beneficiary designated, the Sponsoring Employer shall pay the death benefit to the Participant's estate. If the Beneficiary or Secondary Beneficiary is living at the death of the Participant, but such person dies prior to receiving the entire death benefit, the remaining portion of such death benefit shall be paid in a single sum to the estate of such deceased Beneficiary or Secondary Beneficiary.

                                    ARTICLE 5

                            BENEFITS UPON DISABILITY

     5.01 If a Participant who has been credited with ten (10) or more Years of Service is determined to be Totally and Permanently Disabled prior to his Normal Retirement Date, such Disabled Participant shall be retired as of the date provided in the Retirement and Savings Plan. In such event, the Disabled Participant's benefit under this Plan shall be deferred until his Normal Retirement Date. The amount of the Participant's Monthly Retirement Income payable on account of such Disability Retirement shall be calculated in accordance with Section 4.01, provided that his Average Participating Compensation shall be determined as of his date of disability. Years of Service shall be calculated as though the Disabled Participant had continued in employment until his Normal Retirement Date, and the Participant's life annuity equivalent of the account balance in the Retirement Plan Account shall be based on such account balance at time of distribution (if prior to age sixty-five (65) projected to age sixty-five (65) at eight percent (8%) per annum).

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     5.02 As an alternative, a Participant who has met the requirements for
Early Retirement shall be entitled to apply for an Early Retirement Benefit pursuant to the provisions of Section 4.03. If such Early Retirement Benefit is elected, the continued accruals provided for above will cease as of the Participant's Early Retirement Date.

     5.03 If a Disabled Participant should die before benefit payments under this Plan commence, a death benefit shall be payable. Such death benefit shall be equal to the present value of the Participant's monthly retirement income as of the Participant's date of death calculated in accordance with Article 4 and shall be paid to the Participant's Beneficiary as a single sum in accordance with the provisions of Section 4.04(c).

     In calculating the death benefit, the continued accruals of 5.01 will cease at date of death and the benefit will be reduced as for Early Retirement (as set forth in Section 4.03). The reduction for the Primary Insurance Amount set forth in Section 4.01(c) shall not apply. A Participant under age fifty-five (55) will be deemed to be age fifty-five (55) for purposes of calculating his benefit.

     If a death benefit is payable under this Article 5, and the designated Beneficiary has predeceased the Participant, the death benefit shall be paid to the Secondary Beneficiary. If neither the Beneficiary nor the Secondary Beneficiary is living at the time of the death of the Participant, or if there is not a valid Beneficiary designated, the Sponsoring Employer shall pay the death benefit to the Participant's estate. If the Beneficiary or Secondary Beneficiary is living at the death of the Participant, but such person dies prior to receiving the entire death benefit, the remaining portion of such death benefit shall be paid in a single sum to the estate of such deceased Beneficiary or Secondary Beneficiary.

                                    ARTICLE 6

                         BENEFITS UPON CHANGE IN CONTROL

     6.01 In the event of a "Change in Control" of the Sponsoring Employer, the benefit of any Participant shall be fully vested and shall be paid out as soon as administratively feasible as a single sum payment in accordance with the provisions of Section 4.04(c). This shall apply to active, retired or disabled Participants regardless of Years of Service. In the case of an active Participant, any benefit to which the Participant is entitled under this Article 6 as a result of a Change in Control ("Change in Control Benefit") shall reduce the benefit to which the Participant would otherwise be entitled under the Plan.

     6.02 Any Participant who is under age fifty-five (55) will be deemed to be age fifty-five (55) for purposes of calculating his benefit.

     6.03 The amount of benefit will be calculated in accordance with Article 4, except that (i) the reductions in Section 4.01(c) and 4.03 shall not apply, and
(ii) until December 31, 1998,

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Average Participating Compensation shall mean the higher of the Average
Participating Compensation as defined in Section 2.02 or Current Compensation as defined in Section 2.09 as of the date of the Change in Control.

     6.04 Notwithstanding the provisions of Section 6.01, if at least 30 days prior to a Change in Control, a Participant elects, in such manner as the Committee shall determine, to defer the payment of all or any portion of the Change in Control Benefit which the Participant would be entitled to receive upon a Change in Control ("Deferral Election"), then the single sum payment referred to in Section 6.01 shall not be made at the time referred to in Section
6.01 and such Change in Control Benefit shall instead be made at the time or times provided for in the Deferral Election. Payment of the Benefit must commence no later than the earlier to occur of (i) the date or age specified by the Participant in the Deferral Election, or (ii) the date on which the Participant terminates employment with the Sponsoring Employer for any reason other than voluntary retirement, death or disability. A Participant deferring any portion of a Change in Control Benefit may further provide for the payment of the Change in Control Benefit in installments over a period not to exceed 10 years. Notwithstanding the foregoing, if a Change in Control occurs after amounts have been deferred by Participants and placed in the Rabbi Trust referred to in Section 6.05 (i.e., a second Change in Control), then the Change in Control Benefit, adjusted as provided in accordance with Section 6.06, shall be paid to Participants as soon as administratively possible following such second Change in Control. A Participant making a Deferral Election may, at any time and from time to time, designate a Beneficiary to receive the Participant's Change in Control Benefit in the event of the Participant's death.

     6.05 Upon the effective date of a Change in Control, the Sponsoring Employer shall create a "Rabbi Trust" (i.e., a grantor trust designed to hold funds to be used to pay benefits under a deferred compensation arrangement without such funds becoming taxable to the participants entitled to such benefits until paid to such participants) in the form set forth on Attachment A with a major financial institution in Louisville, Kentucky, selected by the Sponsoring Employer, to which the Sponsoring Employer shall transfer funds in an amount equal to the portion of the Change in Control Benefits elected to be deferred by all Participants making a Deferral Election.

     6.06 All deferred Change in Control Benefits shall be deemed invested in one or more of the investments set forth below, as selected by the deferring Participant in the Deferral Election; provided, however, that no less than 10% of the Participant's deferred Change in Control Benefit may be deemed invested in any one investment. A Participant may elect, once during each calendar quarter, to change the manner in which the Participant's Change in Control Benefit is deemed invested beginning on the first day of each calendar quarter. The investments in which Change in Control Benefits may be deemed invested are as follows:

          1. Fidelity Balanced Fund;
          2. Fidelity Contrafund;
          3. Harbor International Fund;
          4. Provident Small Cap Fund;

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          5. An interest income fund selected by the Trustee;
          6. A stock index fund selected by the Trustee.

Notwithstanding the foregoing, in the event an investment set forth above is no longer in existence, then the Committee shall substitute another investment having investment objectives similar to the investment which ceased to exist. The payments to be made to Participants shall be based upon the initial Change in Control Benefit and the effects of the deemed investment of the Change in Control Benefit thereafter.

     6.07 If a Participant who has made a Deferral Election is required to include the amount of the Change in Control Benefit in income for federal income tax purposes prior to actual receipt thereof and agrees in a written document delivered to the Internal Revenue Service to pay income tax thereon, such Participant, upon advising the trustee of the Rabbi Trust and the Sponsoring Employer of such fact (and supplying such documents as the trustee of the Rabbi Trust shall require to substantiate such facts), shall be entitled to receive the Change in Control Benefit, as adjusted in accordance with Section 6.06 as soon as administratively possible.

                                    ARTICLE 7

                               PLAN ADMINISTRATION

     7.01 The Committee shall be responsible for making all policy decisions which arise under the Plan. The Plan Administrator shall be responsible for administering the Plan.

     7.02 Subject to the limitations of the Plan, the Plan Administrator shall from time to time establish rules for the administration of the Plan. Without limiting the generality of the preceding sentence, it is specifically provided that the Plan Administrator shall set forth the procedures to be followed in presenting claims for benefits under the Plan. The Plan Administrator shall rely on the records of the Sponsoring Employer, as certified to it, with respect to any and all factual matters dealing with the employment of a Participant. In case of any factual dispute hereunder, the Committee shall resolve such dispute giving due weight to all evidence available to it. The Committee shall interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan. All such determinations shall be final, conclusive and binding.

     7.03 Except as otherwise specifically provided herein, every decision and action of the Committee shall be valid if concurred in by a majority of the members then in office, which concurrence may be had without a formal meeting.

     7.04 The Plan Administrator shall be responsible for the determination of a Participant's benefit in accordance with this Plan.



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     7.05 In discharging its duties under this Plan, the Plan Administrator and the Committee may employ such counsel, accountants and other agents as they shall deem advisable. The Sponsoring Employer shall pay the compensation of such counsel, accountants and other agents and any other expenses incurred by the Plan Administrator and the Committee in carrying out their duties under the plan.

                                    ARTICLE 8

                          MODIFICATION AND TERMINATION

     8.01 The Sponsoring Employer reserves the right at any time, by action of its Board of Directors, to modify or amend, in whole or in part, any or all of the provisions of the Plan.

     8.02 Notwithstanding the provisions of Section 8.01, no amendment, suspension or termination shall adversely affect:

     8.02(a) the Monthly Retirement Income of any Participant, or the Beneficiary or Secondary Beneficiary of any Participant who has retired prior thereto, or

     8.02(b) the right of any Participant then employed by the Sponsoring
             Employer who has attained age fifty-five (55) and been credited with ten (10) Years of Service to receive upon death, retirement or disability, the benefit to which such person would have been entitled under the Plan prior to its amendment, suspension or termination.

     8.03 The provision of 8.01 shall be inoperative upon a Change in Control.


                                    ARTICLE 9

                            MISCELLANEOUS PROVISIONS

     9.01 Neither the interest of a Participant or any other person nor the benefit payable hereunder is subject to the claim of creditors of Participants or their Beneficiaries and will not be subject to attachment, garnishment or any other legal process. Neither a Participant nor his Beneficiaries may assign, sell, borrow against or otherwise encumber any of his beneficial interest in the Plan, nor shall any such benefits be in any manner liable for or subject to the deeds, contracts, liabilities, engagements or torts of any Participant or Beneficiary. All such payments and rights thereto are expressly declared to be non-assignable and non-transferable, and in the event of any attempt of assignment or transfer by the Participant or Beneficiaries, the Sponsoring Employer shall have no further liability hereunder.

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     9.02 Although it is the intention of the Sponsoring Employer that this Plan shall be continued, this Plan is entirely voluntary on the part of the Sponsoring Employer, and, subject to the provisions of Article 8, the continuance of the Plan is not assumed as a contractual obligation of the Sponsoring Employer.

     9.03 Benefits under this Plan shall be paid exclusively from the general assets of the Sponsoring Employer and no Participant or other person shall have any right or claim to the payment of a benefit which in any manner whatsoever is superior to or different from the right or claim of a general and unsecured creditor of the Sponsoring Employer.

     9.04 This Plan shall not be deemed to constitute a contract between the Sponsoring Employer and any Participant or to be a consideration or an inducement for the employment of any Participant. Nothing contained in this Plan shall be deemed to give any Participant the right to be retained in the employment of the Sponsoring Employer or to interfere with the right of the Sponsoring Employer to discharge any Participant at any time regardless of the effect which such discharge shall have upon such individual as a Participant in the Plan.

     9.05 This Plan shall be construed and enforced according to the laws of the Commonwealth of Kentucky, and all provisions hereunder shall be administered according to the laws thereof. It is intended that this Plan be exempt from Title I of the Employee Retirement Income Security Act of 1974, as amended, under Section 4(b)(5) thereof, as an excess benefit plan which is unfunded, and any ambiguities in construction shall be resolved in favor of interpretation which will effectuate such intention.

     9.06 Any words herein used in the masculine or neuter shall read and be construed in the feminine, masculine or neuter where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply. Titles of articles are inserted for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles shall control.

     9.07 In making any payment to or for the benefit of any minor or incompetent Beneficiary, the Plan Administrator, in its sole, absolute and uncontrolled discretion, may, but need not, make such payment to a legal or natural guardian or other relative of such minor or court appointed committee of such incompetent, or to any adult with whom such minor or incompetent temporarily or permanently resides, with any such guardian, committee, relative or other person shall have full authority and discretion to expend such distribution for the use and benefit of such minor or incompetent, and the receipt of such guardian, committee, relative or other person shall be a complete discharge of the Sponsoring Employer, without any responsibility on its part or on the part of the Committee to see to the application thereof.

     9.08 If a Participant's employment is terminated due to his commission of theft, fraud, or other criminal acts against the Sponsoring Employer or any corporation which is a member of the "affiliated group" (as defined in Section 1054(a) of the Code) with the Sponsoring Employer, such Participant shall not be entitled to receive any benefit under this Plan.

     IN WITNESS WHEREOF, the Sponsoring Employer has caused this instrument to be executed and attested thereto by its duly authorized officers as of this ______ day of ___________________, 19____.

                                     HUMANA INC.

                                            Wayne T. Smith
                                     By:   ________________________

Attest:                              Title: President & Chief Operating Officer
Joan O. Kroger                              ___________________________________
____________________________
Secretary
                                       14